Exhibit 5.1

[Letterhead of Sullivan & Cromwell LLP]
August 6, 2015

Intercontinental Exchange Inc.,
    5660 New Northside Drive,
        Atlanta, Georgia 30328.
Ladies and Gentlemen:
In connection with the registration under the Securities Act of 1933 (the “Act”) of (i) shares of common stock, par value $0.01 per share (the “Common Stock”), of Intercontinental Exchange, Inc., a Delaware corporation (the “Company”); (ii) shares of preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”); (iii) depositary shares of the Company representing Preferred Stock (the “Depositary Shares”); (iv) debt securities, including senior debt securities and subordinated debt securities, of the Company (the “Debt Securities”); (v) warrants of the Company to purchase Debt Securities, Preferred Stock or Common Stock (the “Warrants”); (vi) purchase contracts of the Company with respect to Preferred Stock, Depositary Shares or Common Stock (the “Purchase Contracts”); (vii) units of the Company comprised of the Securities, as defined below, (the “Units”); and (viii) guarantees by NYSE Holdings LLC of Debt Securities of the Company (the “Guarantees,” and together with the Common Stock, the Preferred Stock, the Depositary Shares, the Debt Securities, the Warrants, the Purchase Contracts and the Units, the “Securities”).
Upon the basis of such examination, we advise you that, in our opinion:
1.When the registration statement relating to the Securities (the “Registration Statement”) has become effective under the Act, the terms of the sale of the Common Stock have been duly established in conformity with the Company’s Amended and Restated Certificate of Incorporation so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and to include a number of shares of Common Stock to be issued not in excess of the number of shares of Common Stock then authorized and not outstanding or reserved for issuance, and the Common Stock has been duly issued and sold for a price per share determined by the Company’s Board of Directors which is not less than the par value thereof, the Common Stock will be validly issued, fully paid and nonassessable.
2.When the Registration Statement has become effective under the Act, the terms of the Preferred Stock and of its issuance and sale have been duly established in conformity with the Company’s Amended and Restated Certificate of Incorporation so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and to include a number of shares of Preferred Stock to be issued not in excess of the number of shares of Preferred Stock then authorized and not outstanding or reserved for issuance, a certificate of designations with respect to the Preferred Stock has been duly filed with the Secretary of State of the State of Delaware, and the Preferred Stock has been duly issued and sold for a price per share determined by the Company’s Board of Directors which is not less than the par value thereof, the Preferred Stock will be validly issued, fully paid and nonassessable.
3.When the Registration Statement has become effective under the Act, the terms of the deposit agreement under which the Depositary Shares are to be issued (the “Deposit Agreement”) have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Deposit Agreement has been duly authorized, executed and delivered by the parties thereto, the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the Deposit Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Preferred Stock represented by the Depositary Shares has been duly authorized and validly issued and is delivered to the depositary, and the depositary receipts evidencing the Depositary Shares have been duly issued against deposit of the Preferred Stock in accordance with the Deposit Agreement and issued and sold for a price determined by the Company’s Board of Directors which is not less than the par value of the underlying shares of Preferred Stock represented thereby, the depositary receipts evidencing the Depositary Shares will be validly issued.
4.When the Registration Statement has become effective under the Act, the indentures (each, an “Indenture”) relating to the relevant Debt Securities have been duly executed and delivered, the terms of a particular Debt Security and of its issuance and sale have been duly established in conformity with the Indenture under which it is to be issued so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Debt Securities have been duly authorized, executed, authenticated and issued in accordance with the related Indenture and issued and sold as contemplated by the Registration Statement, the basic prospectus included therein and the appropriate prospectus supplement or supplements, the Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
5.When the Registration Statement has become effective under the Act, the terms of the warrant agreement under which the Warrants are to be issued (the “Warrant Agreement”) have been duly established and the Warrant Agreement has been duly authorized, executed and delivered by the parties thereto, the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and the Warrants have been duly executed and authenticated in accordance with the Warrant Agreement and issued and sold as contemplated by the Registration Statement, and if all the foregoing actions are taken so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
6.When the Registration Statement has become effective under the Act, the terms of the governing instruments or agreements under which the Purchase Contracts are to be issued have been duly established and such governing documents have been duly executed and delivered by the parties thereto, the terms of such Purchase Contracts and of their issuance and sale have been duly established in conformity with the applicable governing documents and such Purchase Contracts have been duly executed and authenticated in accordance with the applicable governing documents and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such Purchase Contracts will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
7.When the Registration Statement has become effective under the Act, the terms of the unit agreement under which the Units are to be issued (the “Unit Agreement”) have been duly established and the Unit Agreement has been duly executed and delivered by the parties thereto, the terms of the Units and of their issuance and sale have been duly established in conformity with the Unit Agreement and the Units have been duly executed and authenticated in accordance with the Unit Agreement and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Units will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
8.When the Registration Statement has become effective under the Act, the relevant Indenture relating to the Guarantees has been duly executed and delivered, the terms of such Guarantees and of their issuance and sale have been duly established in conformity with the relevant Indenture and such Guarantees and the corresponding Debt Securities have been duly authorized, executed and authenticated in accordance with the relevant Indenture and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or the Guarantor and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or the Guarantor, the Guarantees will constitute valid and legally binding obligations of the Guarantor, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
In connection with our opinion set forth in paragraphs (1) through (8) above, we have, with your approval, assumed that at the time of the issuance, sale and delivery of each particular Security the authorization of the series will not have been modified or rescinded and, with respect to each Security, that such Security will conform to the forms of the Securities examined by us.
In connection with our opinion set forth in paragraphs (1) through (8) above, we have, also with your approval, assumed that at the time of the issuance, sale and delivery of each particular Security there will not have occurred any change in law affecting the validity, legally binding character or enforceability of such Security and that the issuance, sale and delivery of such Security, all of the terms of such Security and the performance by the Company of its obligations thereunder will comply with applicable law and with each requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and will not result in a default under or a breach of any agreement or instrument then binding upon the Company.
In connection with our opinion set forth in paragraphs (1) through (8) above, we have, with your approval, assumed with respect to each particular Security that the inclusion of any alternative or additional terms in such Security that are not currently specified in the forms of Securities examined by us would not require the Company to obtain any regulatory consent, authorization or approval or make any regulatory filing in order for the Company to issue, sell and deliver such Security.
The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of New York and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.
In rendering the foregoing opinion, we are not passing upon, and assume no responsibility for, any disclosure in the Registration Statement or any related prospectus or other offering material regarding the Company, the Guarantor, the Securities, or their offering and sale.
We have relied as to certain factual matters on information obtained from public officials, officers of the Company and the Guarantor and other sources believed by us to be responsible, and we have assumed that the governing documents under which the Securities are to be issued will have been duly authorized, executed and delivered by all parties thereto other than the Company and that the signatures on documents examined by us are genuine. We have further assumed that the issuance or delivery by the Company of any securities other than the Securities, or of any property, upon exercise or otherwise pursuant to the terms of the Securities will be effected so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Validity of Securities” in the prospectus contained therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.
Very truly yours,

/s/ SULLIVAN & CROMWELL LLP